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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8 - K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of Event Reported):  MARCH 31, 1997


                             LXR BIOTECHNOLOGY INC.
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             (Exact name of Registrant as specified in its charter)


                                   DELAWARE
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                 (State or other jurisdiction of incorporation)


         1-12968                                          68-0282856
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(Commission file number)                      (IRS employer identification no.)


1401 MARINA WAY SOUTH, RICHMOND, CALIFORNIA                 94804
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 (Address of principal executive offices)                 (Zip code)


                                  (510) 412-9100
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              (Registrant's telephone number, including area code)
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                    INFORMATION TO BE INCLUDED IN THE REPORT



ITEM 5.    OTHER EVENTS.

           LXR Biotechnology Inc. (the "Company") has been informed that on March 31, 1997, Kenneth R. McGuire purchased 1,606,900 shares of the Company's common stock from Biotechnology Investment Group, L.L.C. ("BIO") and 437,666 shares of the Company's common stock from various trusts of which David Blech and members of Mr. Blech's family are beneficiaries (the "Trusts"). As a result of these purchases and subsequent gifts to members of Mr. McGuire's family, Mr. McGuire's ownership interest in the Company increased from 2,034,284 to 4,008,284 shares and from 9.3% to 18.4%.

           The shares sold by BIO and the Trusts to Mr. McGuire previously were subject to a market standoff agreement with Sunrise Securities Corp. ("Sunrise") whereby the holders agreed not to sell such shares until February 1, 1998 without the prior written consent of Sunrise. The Company understands that the shares sold to Mr. McGuire are no longer subject to such restriction.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LXR BIOTECHNOLOGY INC.



Date:  April 24, 1997                   By  /s/ L. David Tomei
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                                            L. David Tomei
                                            Chief Executive Officer





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